[Logo]	PROXY CARD

INTEGRITY MANAGED PORTFOLIOS
Kansas Insured Intermediate Fund

[[NAME]] [[ADDRESS]] [[CITY]] [[STATE]] [[ZIP]]

SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 25, 2012

This Proxy is being solicited on behalf of the Board of Trustees of
Integrity Managed Portfolios.

The undersigned, having received notice of the Special Meeting of Shareholders of Kansas Insured Intermediate Fund (the "Fund"), a series of Integrity Managed Portfolios, revoking previous proxies, hereby appoints Shannon D. Radke and Brent M. Wheeler, or any one of them, true and lawful attorneys, each with full power of substitution and revocation, to vote all shares which the undersigned is entitled to vote, at the Special Meeting of Shareholders of the Fund to be held on July 25, 2012 at the offices of Integrity Viking Funds, 1 Main Street North, Minot, North Dakota 58703, at 3:00 p.m. Central Time, and at any adjournments or postponements thereof. In their discretion, the proxy holders named above are authorized to vote upon such other matters as may properly come before the Special Meeting.

Using a black or blue ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X

Proposals—The Board of Trustees recommends a vote FOR the following proposals.

1.

To approve an Agreement and Plan of Reorganization (and the related transactions) which provides for (i) the transfer of all the assets of the Kansas Insured Intermediate Fund (the "Acquired Fund") to Kansas Municipal Fund (the "Acquiring Fund") in exchange solely for voting shares of beneficial interest of the Acquiring Fund and the assumption by the Acquiring Fund of all the liabilities of the Acquired Fund; (ii) the pro rata distribution by the Acquired Fund of the shares of the Acquiring Fund to the holders of shares of the Acquired Fund; and (iii) the complete liquidation, dissolution, termination and winding up of the affairs of the Acquired Fund in accordance with Massachusetts state law. You may only vote shares of the Fund you hold as of the Record Date.

	For	Against	Abstain

2.	In their discretion, the Proxies are authorized to vote on such other business as may come before the Special Meeting.

IMPORTANT: This proxy must be signed and dated on the reverse side.

THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE AND THIS PROXY IS EXECUTED AND RETURNED, THE PROXY SHALL BE VOTED FOR THE PROPOSAL.

Four simple methods to vote your proxy:

1.

Internet: Log on www.integrityvikingfunds.com/proxy. Make sure to have this proxy card available when you plan to vote your shares. You will need the control number found in the box at the right at the time you execute your vote.

Your Control Number: [[ControlNum]]
2.	Phone: Simply dial toll-free (800)601-5593 or (701)857-0230. Please have this proxy card available at the time of the call.
3.	Mail: Simply complete, sign, and date this proxy card and return it in the postage paid envelope provided.
4.	Facsimile: Simply complete, sign, and date this proxy card and fax it to Integrity Fund Services, LLC at (701)852-2548.

Note—Please sign the name or names exactly as appearing on the proxy card. When signing as an attorney, executor, administrator, trustee, guardian or as custodian for a minor, please sign your name and give your full title as such. If signing on behalf of a corporation, please sign the full corporate name and your name and indicate your title. If you are a partner signing for a partnership, please sign the partnership name and your name and indicate your title. Joint owners should each sign. Please sign, date and return.

Account	Shares	[Image]
Signature and Title (if applicable)
[[Account]]	[[ShareBalance]]
Date
[[NAME]] [[ADDRESS]] [[CITY]] [[STATE]] [[ZIP]]		[Image]
Signature, if held jointly

Date

Receipt of the Notice of the Special Meeting and the accompanying Proxy Statement/Prospectus is hereby acknowledged.